UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/01/2008

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on March 25, 2008, Raser Technologies, Inc. ("Raser") agreed to sell $50 million aggregate principal amount of its 8.00% Convertible Senior Notes due 2013 (the "Notes") pursuant to the terms of the Purchase Agreement, dated March 19, 2008, between Raser and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"). The closing of the sale of the Notes occurred on March 26, 2008.
On March 28, 2008, pursuant to the Purchase Agreement, the Initial Purchaser exercised its option to purchase an additional $5 million aggregate principal amount of Raser's 8.00% Convertible Senior Notes due 2013 (the "Overallotment Notes"). The closing of the sale of the Overallotment Notes occurred on April 1, 2008. The Notes, the Overallotment Notes and the shares of Raser's common stock, par value $0.01 per share, issuable in certain circumstances upon conversion of the Notes and Overallotment Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Raser offered and sold the Notes and the Overallotment Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser offered the Notes and the Overallotment Notes for resale to qualified institutional buyers in transactions not requiring registration under the Securities Act, including sales pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Raser relied on the foregoing exemptions from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement.

The Overallotment Notes were issued pursuant to an Indenture, dated as of March 26, 2008, between Raser and The Bank of New York, as trustee (the "Indenture"). A description of the Indenture is provided in Raser's Current Report on Form 8-K filed on March 27, 2008. The terms of the Overallotment Notes are identical to the terms of the Notes as described in Raser's Current Report on Form 8-K filed on March 27, 2008.

Holders of the Notes and the Overallotment Notes are entitled to the benefits of a Registration Rights Agreement, dated March 26, 2008, between Raser and the Initial Purchaser (the "Registration Rights Agreement"). A description of the Registration Rights Agreement is provided in Raser's Current Report on Form 8-K filed on March 27, 2008.

In connection with the Indenture, Raser entered into a Pledge and Escrow Agreement, dated as of March 26, 2008, by and among Raser and The Bank of New York, in its capacity as escrow agent, and acknowledged by the trustee (the "Pledge and Escrow Agreement"). A description of the Pledge and Escrow Agreement is provided in Raser's Current Report on Form 8-K filed on March 27, 2008. Pursuant to the Initial Purchaser's exercise of the overallotment option and under the terms of the Pledge and Escrow Agreement, approximately $0.8 million of the proceeds from the overallotment exercise have been used to purchase a portfolio of government securities and deposited in an escrow account that will be pledged as security to secure the payment and performance of Raser's obligations under the Notes, the Overallotment Notes and the Indenture for two years.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: April 01, 2008	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer